Exhibit 99.2

NEWS RELEASE

Geokinetics to Participate in the 2012 Louisiana Energy Conference

HOUSTON, TEXAS — June 22, 2012 — Geokinetics Inc. (NYSE AMEX: GOK) announced today that the Company will participate in the 2012 Louisiana Energy Conference to be held June 27-28, 2012 in New Orleans, LA.

Richard F. Miles, Chief Executive Officer, will participate in the International Oil Services:  Is the Growth Continuing panel discussion on Thursday, June 28, 2012 at 2:15 p.m. EDT (1:15 p.m. CDT, 11:15 a.m. PDT). An accompanying slide presentation will be available on the Company’s website at http://www.geokinetics.com on the day of the event.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Contact:

Richard F. Miles

Chief Executive Officer

Geokinetics

(713) 850-7600